Exhibit 23.1

               Consent of Independent Certified Public Accountants

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-8 (Nos. 2-78323, 33-9082,  33-26468,  33-33701,  333-19007,
333-27935,  333-35059, 333-57977, 333-57979, 333-40666, 333-40664 and 333-40658)
and in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-65825 and 333-80249) of Hughes Supply, Inc. of our report dated March 14, 2002, appearing on page 27 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orlando, Florida
April 19, 2002